Exhibit 15.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 28, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 16F of Form 20-F dated April 28, 2023 of Gravitas Education Holdings, Inc. (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

/s/ Friedman LLP

New York, New York